UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 27, 2005

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On April 27, 2005, Carmike Cinemas, Inc. (the “Company”) signed a commitment letter, including term sheet and related fee letter (collectively, the “Commitment Letter”), with Bear, Stearns & Co. Inc. and Bear Stearns Corporate Lending Inc. (collectively, “Bear Stearns”). Pursuant to the Commitment Letter, Bear Stearns agreed to arrange and syndicate new senior secured credit facilities in an aggregate amount of $455.0 million as contemplated by the Commitment Letter.

     The new senior secured credit facilities will consist of:

•	a $170.0 million seven year term loan facility to finance the transactions described below;

•	a $185.0 million seven year delayed-draw term loan facility to be used to finance permitted acquisitions and related fees and expenses; and

•	a $100.0 million revolving credit facility available for general corporate purposes.

     The Company intends to use the $170.0 million term loan, in addition to approximately $4.5 million of available cash, to (i) fund the $66 million purchase price of the previously announced acquisition of George G. Kerasotes Corporation (“GKC Theatres”), (ii) repay borrowings under the Company’s existing $98.75 million term loan, and (iii) pay estimated fees and expenses.

     The new senior secured credit facilities will be guaranteed by the Company’s subsidiaries and secured by a perfected first priority security interest in substantially all of the Company’s present and future assets. The Company has agreed to pay Bear Stearns, among other fees and expenses, an underwriting fee as well as an alternate transaction fee if the Company finances the acquisition of GKC Theatres through another intermediary without granting Bear Stearns a right of first refusal to arrange for such financing.

     The commitment by Bear Stearns to provide the new senior secured credit facilities is subject to, among other things, the negotiation, execution and delivery of definitive documentation with respect to the new senior secured credit facilities and the satisfaction of other customary conditions precedent for financings of this type. The Company expects to enter into definitive documentation with respect to the new senior secured credit facilities not before May 18, 2005 and no later than June 15, 2005.

Item 2.02. Results of Operations and Financial Condition.

     The Company is supplementally furnishing certain historical financial information in Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

     As described in Item 1.01, on April 27, 2005, the Company entered into the Commitment Letter with Bear Stearns pursuant to which Bear Stearns agreed to arrange and syndicate new senior secured credit facilities in an aggregate amount of $455.0 million. On April 28, 2005, the Company issued a press release announcing, among other things, that it entered into the Commitment Letter. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

     The Company is supplementally furnishing certain historical financial information for the Company and GKC Theatres in Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Supplemental Historical Financial Information.

Exhibit 99.2 Press release, dated April 28, 2005.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: April 28, 2005	By:	/s/ Martin A. Durant
Martin A. Durant
Senior Vice President – Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Supplemental Historical Financial Information.
Exhibit 99.2	Press release, dated April 28, 2005.